SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of Report (Date of earliest event reported): May 28, 1998

                                  MedQuist Inc.
         ------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


  New Jersey                    0-19941                    22-253 1298
-----------------             -----------               ------------------
(State or other               (Commission                 (IRS Employer
  jurisdiction                 File Number)             Identification No.)
of incorporation)

                5 Greentree Centre, Suite 311, Marlton, NJ 08053
             ------------------------------------------------------
               (address of principal executive offices) (Zip Code)

       Registrants's telephone number, including area code: (609) 596-8877


          (Former name or former address, if changed since last report)

                                EXPLANATORY NOTE

          This Amendment No. 1 on Form 8-K/A amends Item 7 of the May 28, 1998 Current Report on Form 8-K of the Registrant relating to the combination of a wholly owned subsidiary of the Registrant and Digital Dictation, Inc. by including the financial statements and pro forma financial information required pursuant to Item 7(a) and 7(b).

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

          (a) Financial Information that is required to be filed pursuant to instruction (a) of Item 7 is attached hereto beginning on page F-2.

          (b) Pro Forma financial information that is required to be filed pursuant to instruction (b) of Item 7 is attached hereto beginning on page F-22.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     MedQuist Inc.
                                                    ---------------
                                                     (Registrant)



Date: June 29, 1998



                                               /s/ John R. Emery
                                                   ----------------------------
                                               John R. Emery, Vice President &
                                               Chief Financial Officer

                        INDEX TO DDI FINANCIAL STATEMENTS



1.       DDI unaudited condensed financial statements as of March 31, 1998.                        F-2

2.       DDI Audited Financial Statements for the years ended December 31, 1997 and 1996.          F-22

                             DIGITAL DICTATION, INC.
                            CONDENSED BALANCE SHEETS
                                   (Unaudited)

                                                                                   March 31,   December 31,
                           ASSETS                                                    1998         1997
                                                                                  ----------   -----------
Current Assets
     Cash and equivalents                                                         $  171,140   $    2,530
     Accounts receivable                                                           1,481,326    1,709,503
     Employee receivables                                                             13,626        7,605
     Prepaid expenses and other                                                       41,998       22,898
                                                                                  ----------   ----------
         Total current assets                                                      1,708,090    1,742,536
                                                                                  ----------   ----------

Property and equipment, net                                                        1,863,093    1,546,079
                                                                                  ----------   ----------

         Total assets                                                             $3,571,183   $3,288,615
                                                                                  ==========   ==========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
     Borrowings under line of credit                                              $  214,000   $  132,318
     Accounts payable                                                                398,830      313,113
     Accrued payroll and payroll taxes                                               418,784      325,894
     Current portion of long-term debt                                                 5,543        6,547
     Current potion of capital lease obligations                                      15,395       24,314
     Current income taxes payable                                                    228,050      405,575
     Current deferred income taxes                                                    41,000       41,000
                                                                                  ----------   ----------
         Total current liabilities                                                 1,321,602    1,248,761
                                                                                  ----------   ----------

Long-term debt, non-current portion                                                     --            576

Non-current deferred income taxes                                                    290,000      339,000

Stockholders' equity
     Common stock, par value $0.01 per share, 20,000,000
       Authorized, 6,325,503 shares issued and outstanding
       at March 31, 1998                                                              63,255       62,816
     Additional paid-in capital                                                      672,915      610,900
     Retained earnings                                                             1,223,411    1,026,562
                                                                                  ----------   ----------
          Total stockholders' equity                                               1,959,581    1,700,278
                                                                                  ----------   ----------

Commitments - Note 8                                                                    --           --
                                                                                  ----------   ----------

          Total liabilities and stockholders' equity                              $3,571,183   $3,288,615
                                                                                  ==========   ==========


            See accompanying notes to condensed financial statements.

                             DIGITAL DICTATION, INC.
                          CONDENSED STATEMENT OF INCOME
                                   (Unaudited)

                                      Three months ended March 31,
                                          1998           1997
                                      -----------    -----------
Revenues                              $ 2,996,787    $ 1,994,391

Cost of services                        1,960,296      1,275,589
                                      -----------    -----------

          Gross profit                  1,036,491        718,802

General and administrative expenses       716,019        524,128
                                      -----------    -----------

Operating income                          320,472        194,674

Other income (expense)
          Interest and other income         3,415            958
          Interest expense                 (4,038)        (4,507)
                                      -----------    -----------

Income before income taxes                319,849        191,125

Provision for income taxes                123,000         72,000
                                      -----------    -----------

          Net income                  $   196,849    $   119,125
                                      ===========    ===========

Basic net income per share            $       .03    $       .02
                                      ===========    ===========
Weighted average shares outstanding     6,289,401      6,257,480
                                      ===========    ===========

Diluted net income per share          $       .03    $       .02
                                      ===========    ===========


            See accompanying notes to condensed financial statements.

                             DIGITAL DICTATION, INC.
                       CONDENSED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                              Three months ended March 31,
                                                                    1998         1997
                                                                 ---------    ---------
Cash flows from operating activities
          Net income                                             $ 196,849    $ 119,125
          Changes to operations not affecting cash
              Depreciation and amortization                        126,466       74,210
              Deferred income tax provision                        (49,000)        --
          Changes in operating assets and liabilities
              Accounts receivable                                  228,177      148,631
              Employee receivables                                  (6,021)       1,372
              Prepaid expenses and other                           (19,100)     (11,762)
              Accounts payable                                      85,719      127,494
              Accrued payroll and payroll taxes                     92,890      189,707
              Current income taxes payable                        (177,525)     (10,000)
                                                                 ---------    ---------

                   Net cash provided by operating activities       478,455      638,777
                                                                 ---------    ---------

Cash flows from investing activities
         Additions to property and equipment                      (443,480)    (156,953)
                                                                 ---------    ---------

                   Net cash from investing activities             (443,480)    (156,953)
                                                                 ---------    ---------

Cash flows from financing activities
          Net (decrease) in borrowing under line of credit          81,682     (329,029)
          Issue of common stock - Employee Stock Purchase Plan      39,932         --
          Issue of common stock - exercise of stock options         22,522         --
          Increase (reduction) of long-term debt                    (1,582)      31,905
          Reduction of capital lease obligations                    (8,919)      (3,649)
                                                                 ---------    ---------

                   Net cash used by financing activities           133,635     (300,773)
                                                                 ---------    ---------

Increase in cash                                                   168,610      181,051

Cash and cash equivalents at beginning of period                     2,530       88,815
                                                                 ---------    ---------

Cash and cash equivalents at end of period
                                                                 $ 171,140    $ 269,866
                                                                 =========    =========


            See accompanying notes to condensed financial statements.

                             DIGITAL DICTATION, INC.
                     NOTES TO CONDENSED FINANCIAL STATEMENTS
                                   (Unaudited)


Note 1 - The Company
--------------------

     Digital Dictation, Inc. (the "Company" or "DDI") provides transcription services for various medical facilities. The Company is incorporated in the State of Delaware and commenced operations during 1989.


Note 2 - Presentation of Financial Statements
---------------------------------------------

     The accompanying unaudited condensed financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, these financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three-month period ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending December 31, 1998. For further information, reference is made to the financial statements and notes thereto included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997.


Note 3 - Property and Equipment
-------------------------------

                                             March 31,     December 31,
                                                1997           1997
                                            -----------    -----------
Dictation and other equipment               $ 2,798,267    $ 2,480,673
Furniture and fixtures                           96,280         94,157
Leasehold improvements                           67,146         64,671
Automobile                                       23,400         23,400
Software                                        377,269        255,981
                                            -----------    -----------
Total Property Assets                         3,362,362      2,918,882
Accumulated depreciation and amortization    (1,499,269)    (1,372,803)
                                            -----------    -----------
                                            $ 1,863,093    $ 1,546,079
                                            ===========    ===========


Note 4 - Borrowings under Line of Credit
----------------------------------------

     The Company has a $700,000 line of credit available from Crestar Bank subject to annual reviews and expires December 3, 2002. Interest is payable at prime plus one per cent per annum (9.5% at March 31, 1998). The line of credit is secured by all assets of the Company. There were borrowings of $214,000 under this line of credit at March 31, 1998.

     Borrowings under this line of credit are solely for working capital purposes. The related loan and security agreement requires the Company to submit annual reviewed financial statements within 120 days after the end of each fiscal year, and unaudited interim financial statements within 20 days after the end of each fiscal quarter. The Company is in compliance with these reporting covenants.

Note 5 - Long-term Debt
-----------------------


                                            March 31, December 31,
                                               1998       1997
                                             -------    -------
Automobile installment loan, 10% interest,
   due December 1998                         $ 5,543    $ 7,123
                                             -------    -------
                                               5,543      7,123
Less current portion                          (5,543)    (6,547)
                                             -------    -------
                                             $  --      $   576
                                             =======    =======



Note 6 - Capital Leases

     The Company leases various equipment under long-term contracts. Property and equipment includes the following amounts for leases that have been capitalized:


                                         March 31,   December 31,
                                            1998         1997
                                         ---------    ---------
Dictation and other equipment            $ 104,515    $ 104,515
Allowance for depreciation                 (63,430)     (58,204)
                                         ---------    ---------
                                         $  41,085    $  46,311
                                         =========    =========



Note 7 - Stock Option Plans
---------------------------

     In March 1996 the Board of Directors authorized the establishment of a non-qualified stock option plan for its directors, full-time employees and consultants (the "Plan") and reserved 1,300,000 shares of the Company's common stock for issuance upon the exercise of options granted under this plan. In September, 1997, the Board of Directors approved reserving an additional 300,000 shares of the Company's common stock for issuance upon the exercise of options granted under this Plan. All options granted to date under the Plan are granted at fair market value as of the date of the grant, and have a maximum term of ten years.


Note 8 - Commitments
--------------------

The Company rents office space under two agreements which expire August 31, 1999 and October 31, 1999.

     Future minimum lease payments under capital leases for equipment and non-cancelable operating leases for office space, equipment and an automobile as of March 31, 1998 are as follows:


            Year ending                                         Capital       Operating
             March 31,                                          Leases          Leases           Total
             ---------                                      -------------    ------------    -------------

               1999                                         $      15,995    $     97,479    $     113,474
               2000                                                                42,967           42,967
                                                            -------------    ------------    -------------
     Total minimum lease payments                                  15,995    $    140,446    $     156,441
                                                                             ============    =============

     Amount representing interest                                    (600)
                                                            -------------
     Present value of net minimum lease payments            $      15,395
                                                            =============


     Rent expense under operating leases for the three months ended March 31, 1998 and 1997 totaled $24,967 and $23,921, respectively.

                             DIGITAL DICTATION, INC.

                          AUDITED FINANCIAL STATEMENTS

                     Years Ended December 31, 1997 and 1996

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders
Digital Dictation, Inc.
Vienna, Virginia

We have audited the accompanying balance sheets of Digital Dictation, Inc.
as of December 31, 1997 and 1996, and the related statements of income, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Digital Dictation, Inc. as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.






McLean, Virginia
January 26, 1998

                             DIGITAL DICTATION, INC.
                                 BALANCE SHEETS

                                                                                      December 31,
                                                                               --------------------------
                  ASSETS - Note 5                                                 1997            1996
                                                                               ----------      ----------
Current assets
    Cash and cash equivalents                                                  $    2,530      $   88,815
    Accounts receivable (net of $40,000 allowance for doubtful
        accounts at December 31, 1997) - Note 3                                 1,709,503       1,156,841
    Employee receivables                                                            7,605           2,762
    Prepaid expenses and other                                                     22,898          28,702
                                                                               ----------      ----------
        Total current assets                                                    1,742,536       1,277,120

Property and equipment, net - Notes 4 and 8                                     1,546,079         879,983
                                                                               ----------      ----------

Total assets                                                                   $3,288,615      $2,157,103
                                                                               ==========      ==========

    LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
    Borrowings under line of credit - Note 5                                   $  132,318      $  329,029
    Accounts payable                                                              313,113         151,485
    Accrued payroll and payroll taxes                                             325,894         115,060
    Current income taxes payable - Note 6                                         405,575          27,000
    Current portion of long-term debt - Note 7                                      6,547           5,931
    Current portion of capital lease obligations - Notes 8 and 14                  24,314          33,218
    Current deferred income taxes - Note 6                                         41,000         351,000
                                                                               ----------      ----------
        Total current liabilities                                               1,248,761       1,012,723

Long-term debt, non current portion - Note 7                                          576           7,127
Capital lease obligations, non current portion - Notes 8 and 14                                    23,846
Non current deferred income taxes - Note 6                                        339,000          69,000

Commitments - Note 14

Stockholders' equity
    Common stock, par value $.01 per share, 20,000,000 shares authorized,
        6,281,612 and 6,257,480 shares issued and
        outstanding at December 31, 1997 and 1996, respectively                    62,816          62,575
    Additional paid-in capital                                                    610,900         571,496
    Retained earnings                                                           1,026,562         410,336
                                                                               ----------      ----------
        Total stockholders' equity                                              1,700,278       1,044,407
                                                                               ----------      ----------

Total liabilities and stockholders' equity                                     $3,288,615      $2,157,103
                                                                               ==========      ==========

                 See accompanying notes to financial statements.

                             DIGITAL DICTATION, INC.
                              STATEMENTS OF INCOME


                                              Years ended December 31,
                                          -------------------------------
                                              1997                1996
                                          ------------       ------------

Revenues                                  $ 10,025,895       $  6,936,730
Cost of services                             6,398,276          4,490,239
                                          ------------       ------------
        Gross profit                         3,627,619          2,446,491
General and administrative expenses          2,598,116          1,716,691
                                          ------------       ------------
        Operating income                     1,029,503            729,800

Other income (expense)
    Interest and other income                    2,892              2,054
    Interest expense                           (23,169)           (39,187)
                                          ------------       ------------
                                               (20,277)           (37,133)
                                          ------------       ------------
        Income before income taxes           1,009,226            692,667

Income taxes - Note 6                          393,000            253,000
                                          ------------       ------------

        Net income                        $    616,226       $    439,667
                                          ============       ============


Basic earnings per share - Note 13        $        .10       $        .07
                                          ============       ============


Diluted earnings per share - Note 13      $        .09       $        .07
                                          ============       ============



                 See accompanying notes to financial statements.
                                      F-11

                             DIGITAL DICTATION, INC.
                       STATEMENTS OF STOCKHOLDERS' EQUITY

                     Years ended December 31, 1996 and 1997



                                                                Additional         Retained           Total
                                                Common            Paid-in          Earnings       Stockholders'
                                                 Stock            Capital          (deficit)         Equity
                                               -----------      -----------      -----------       -----------

Balance at January 1, 1996                     $    62,575      $   571,496      $   (29,331)      $   604,740

    Net income                                                                       439,667           439,667
                                               -----------      -----------      -----------       -----------

Balance at December 31, 1996                        62,575          571,496          410,336         1,044,407

    Issue of Common Stock - Employee
      Stock Purchase Plan (18,733 shares)              187           31,659                             31,846
    Issue of Common Stock upon
       exercise of Stock Options
      (5,399 shares)                                    54            7,745                              7,799
    Net income                                                                       616,226           616,226
                                               -----------      -----------      -----------       -----------

Balance at December 31, 1997                   $    62,816      $   610,900      $ 1,026,562       $ 1,700,278
                                               ===========      ===========      ===========       ===========


                 See accompanying notes to financial statements.
                                      F-12

                             DIGITAL DICTATION, INC.
                            STATEMENTS OF CASH FLOWS

                                                                Years ended December 31,
                                                              -----------------------------
                                                                 1997              1996
                                                              -----------       -----------
Cash flows from operating activities
    Net income                                                $   616,226       $   439,667
    Charges to operations not affecting cash:
        Depreciation and amortization                             371,209           282,132
        Provision for doubtful accounts                            40,000
        Net deferred income tax provision                         (40,000)          218,000
    Changes in operating assets and liabilities:
        Accounts receivable                                      (592,662)         (442,635)
        Employee receivables                                       (4,843)           20,262
        Prepaid expenses and other                                  5,804            (4,122)
        Accounts payable                                          161,628           (60,858)
        Accrued payroll and payroll taxes                         210,834           (14,040)
        Current income taxes payable                              378,575            27,000
                                                              -----------       -----------

    Net cash provided by operating activities                   1,146,771           465,406
                                                              -----------       -----------

Cash flows from investing activities
    Additions to property and equipment                        (1,037,305)         (316,486)
                                                              -----------       -----------

    Net cash used by investing activities                      (1,037,305)         (316,486)
                                                              -----------       -----------

Cash flows from financing activities
    Borrowings under line of credit                              (196,711)           64,282
    Proceeds from long-term debt                                                     18,000
    Issue of Common Stock - Employee Stock Purchase Plan           31,846
    Issue of Common Stock -- Stock Option Plan                      7,799
    Dividends paid to former stockholder                                            (44,791)
    Principal payments on long-term debt                           (5,935)          (61,332)
    Principal payments on capital lease obligations               (32,750)          (68,798)
                                                              -----------       -----------

    Net cash used by financing activities                        (195,751)          (92,639)
                                                              -----------       -----------

Increase (decrease) in cash and cash equivalents                  (86,285)           56,281

Cash and cash equivalents at beginning of year                     88,815            32,534
                                                              -----------       -----------

Cash and cash equivalents at end of year                      $     2,530       $    88,815
                                                              ===========       ===========

                 See accompanying notes to financial statements.
                                      F-13

                             DIGITAL DICTATION, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 1997 and 1996


NOTE 1 - ORGANIZATION

Digital Dictation, Inc. (the "Company" or "DDI") provides transcription services for various medical facilities. The Company is incorporated in the state of Delaware and commenced operations during 1989.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition: Revenue for transcription services is recognized when the services are provided.

Property and Equipment: Property and equipment is stated at cost or, in the case of equipment acquired under capital leases, at the present value of future lease payments, less accumulated depreciation and amortization. Internally developed software costs of $170,596 incurred in 1997 have been capitalized in accordance with an AICPA exposure draft dated December 17, 1996 of a Statement of Position, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." These costs include $141,989 of salaries and fringe benefits for software developers and $28,607 of telecommunications and outside consultant costs. Repair and maintenance expenditures are charged to operations in the period incurred. Depreciation is computed under the straight line method for financial reporting purposes and accelerated methods for income tax purposes. Equipment, furniture, fixtures, automobile, and leasehold improvements are depreciated over five to seven years. Purchased software is amortized using the straight line method over five years. Internally developed software will be amortized over five years when the system is placed in operation.

Income Taxes: The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Cash and Cash Equivalents: The Company considers all highly liquid securities purchased with a maturity of three months or less to be cash equivalents.

Net Income Per Share: The Company has adopted Statement of Financial
Accounting Standards (SFAS) No. 128, "Earnings Per Share" as of December 31, 1997 and restated 1996 earnings per share. Earnings per common share is based on the weighted average shares outstanding during the year. Diluted earnings per common share gives effect to all dilutive potential common shares outstanding during the year.

Stock Options: The Company applies APB Opinion 25 and related Interpretations in accounting for its stock option plans.

NOTE 3 - CONCENTRATION OF CREDIT RISK

The Company provides services on credit to its clients, which are medical facilities located throughout the United States. The Company performs ongoing credit evaluation of its clients and requires no collateral. The Company has had minimal credit losses on its accounts receivable and the allowance for doubtful accounts is considered adequate at December 31, 1997. No allowance was considered necessary at December 31, 1996.

NOTE 4 - PROPERTY AND EQUIPMENT, NET

Property and equipment consists of the following:

                                                        December 31,
                                               -----------------------------
                                                  1997               1996
                                               -----------       -----------

Dictation and other equipment                  $ 2,480,673       $ 1,706,294
Furniture and fixtures                              94,157            84,069
Leasehold improvements                              64,671            55,083
Automobile                                          23,400            23,400
Software                                           255,981            44,850
                                               -----------       -----------
                                                 2,918,882         1,913,696

Accumulated depreciation and amortization       (1,372,803)       (1,033,713)
                                               -----------       -----------

                                               $ 1,546,079       $   879,983
                                               ===========       ===========

NOTE 5 - BORROWINGS UNDER LINE OF CREDIT

The Company has a $500,000 revolving line of credit with Crestar Bank subject to annual reviews and expires December 3, 2002. This replaces a $450,000 line of credit with Merrill Lynch Business Financial Services, Inc as of June 30, 1997. Borrowings under these lines of credit at December 31, 1997 and 1996 amounted to $132,318 and $329,029, respectively. Interest is payable at prime plus one per cent per annum (9.5% at December 31, 1997). The line of credit is secured by all assets of the Company.

Borrowings under this line of credit are solely for working capital purposes. The related loan and security agreement requires the Company to, among other things, submit annual reviewed financial statements within 120 days after the end of each fiscal year, and unaudited interim financial statements within 20 days after the end of each month. The Company is in compliance with these reporting covenants.

NOTE 6 - INCOME TAXES

The Company is taxed as a C corporation. Effective January 1, 1997 the
Company converted from the cash method to the accrual method of reporting for Federal income tax purposes. The cumulative difference between cash and accrual basis tax reporting as of December 31, 1996 is $935,961. One quarter of this amount is required to be included in the Company's taxable income during each of the four years 1997 to 2000.

The provision (benefit) for income taxes for the year ended December 31, 1997 and December 31, 1996 consists of the following:

                                                     1997                1996
                                                   ---------           ---------
Current tax expense
    Federal                                        $ 364,000           $  27,000
    State                                             69,000               8,000
                                                   ---------           ---------
                                                     433,000              35,000
                                                   ---------           ---------

Deferred tax expense (benefit)
    Federal                                          (34,000)            183,000
    State                                             (6,000)             35,000
                                                   ---------           ---------
                                                     (40,000)            218,000
                                                   ---------           ---------
Total                                              $ 393,000           $ 253,000
                                                   =========           =========

Components of net deferred tax assets and liabilities as of December 31, 1997 and 1996 are as follows:

                                                            1997          1996
                                                          --------      --------
Deferred tax liabilities:
    Accounts receivable                                   $             $440,000
    Prepaid expenses                                                       2,000
    Prepaid income taxes                                                   6,000
    Property and equipment                                 161,000        69,000
    Cash to accrual adjustment                             267,000
                                                          --------      --------
       Total deferred tax liabilities                      428,000       517,000
Deferred tax assets:
    Accounts receivable allowance                           15,000
    Moving reserve                                          19,000
    Accounts payable                                                      53,000
    Accrued payroll                                         14,000        44,000
                                                          --------      --------
       Total deferred tax assets                            48,000        97,000
                                                          --------      --------
    Less valuation allowance                                  --            --
                                                          --------      --------
Net deferred tax assets                                     48,000        97,000
                                                          --------      --------
Net deferred tax liabilities as of December 31, 1997
    and 1996 (including $41,000 and $351,000,
    respectively, classified as current)                  $380,000      $420,000
                                                          ========      ========

Income tax expense for the years ended December 31, 1997 and 1996, respectively, differ from the Federal statutory rate as follows:

                                                        Years ended December 31,
                                                        ------------------------
                                                            1997       1996
                                                            ----       ----
Statutory Federal income tax rate                           34.0%      34.0%
Effect of graduated rates                                              (1.5)
State income taxes, net of Federal tax benefit               4.0        4.0
Other                                                        0.6        0.0
                                                            ----       ----
                                                            38.6%      36.5%
                                                            ====       ====

NOTE 7 - LONG-TERM DEBT

Long-term debt consists of the following:
                                                            December 31,
                                                      -------------------------
                                                        1997             1996
                                                      --------         --------
Automobile installment loan, 10% interest
    due December 1998                                 $  7,123         $ 13,058
Less current portion                                    (6,547)          (5,931)
                                                      --------         --------

                                                      $    576         $  7,127
                                                      ========         ========


NOTE 8 - CAPITAL LEASES

The Company leases various equipment under long-term contracts. Property and equipment includes the following amounts for leases that have been capitalized:
                                                           December 31,
                                                  -----------------------------
                                                     1997                1996
                                                  ---------           ---------
Dictation and other equipment                     $ 104,515           $ 104,515
Allowance for depreciation                          (58,204)            (37,301)
                                                  ---------           ---------

                                                  $  46,311           $  67,214
                                                  =========           =========

Depreciation of these assets, computed by the straight line method over five years, is included in depreciation expense.

NOTE 9 - FIXED STOCK OPTION PLANS

At December 31, 1997 and 1996, the Company has a stock-based compensation plan, which is described below. The Company applies APB Opinion 25 and related Interpretations in accounting for its plan. Accordingly, no compensation cost has been recognized for its fixed option plan. Had compensation cost for the Company's stock-based compensation plan been determined based on the fair value at the grant dates for awards under those plans consistent with the method of SFAS No. 123, Accounting for Stock Based Compensation, the Company's net income and earnings per share (EPS) for 1997 and 1996 would have been reduced to the pro forma amounts indicated below:

                                              1997              1996
                                            ---------        ---------
Net income as reported                      $ 616,226        $ 439,667
Pro forma                                   $ 563,226        $ 408,667

Basic EPS as reported                       $    .10         $     .07
Pro forma                                   $    .09         $     .07

Diluted EPS as reported                     $    .09         $     .07
Pro forma                                   $    .08         $     .07


The effect of applying SFAS No.123 is not likely to be representative of the effects on reported net income for future years due, among other things, to the effects of vesting.

In March 1996, the Board of Directors authorized the establishment of a non-qualified stock option plan for its directors, full-time employees and consultants (the Plan) and reserved 1,300,000 shares of the Company's common stock for issuance upon the exercise of options granted under this Plan. In September, 1997, the Board of Directors approved reserving an additional 300,000 shares of the Company's common stock for issuance upon the exercise of options granted under this Plan. All options granted to date under the Plan are granted at fair market value as of the date of the grant, and have a maximum term of ten years.

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following weighted average assumptions:

                                              1997                      1996
                                            --------                  ------
   Expected volatility                         60%                       60%
   Risk-free interest rate                    5.4%                      6.3%
   Expected lives                            4 years                   5 years
   Dividend yield                               -                         -

A summary of the status of the Company's stock option plans as of December 31, 1997 and 1996, and changes during the year, is presented below:

                                                   1997                         1996
                                         ----------------------------  -------------------------
                                                          Weighted                   Weighted
         Fixed options                     Shares       Average Price   Shares     Average Price
         -------------                   ----------     -------------  --------    -------------
Outstanding at beginning of year            936,346       $ 0.76           --            --
Granted                                     549,925         1.50        936,796       $ 0.76
Exercised                                    (5,399)        1.44           --            --
Forfeited                                  (110,423)         .79           (450)         .75
                                         ----------                    --------
Outstanding at end of year                1,370,449         1.06        936,346       $ 0.76
                                         ==========                    ========

Options exercisable at end of year          352,421                        --

Weighted-average fair value of
    options granted during the year      $     0.48                    $   0.23
                                         ==========                    ========

The following table summarizes information about fixed stock options outstanding at December 31, 1997:

                                    Options Outstanding                        Options Exercisable
                  ----------------------------------------------------    -----------------------------
                        Number             Weighted-        Weighted-         Number          Weighted-
     Range of       Outstanding at          Average          Average       Exercisable at      Average
     Exercise        December 31,          Remaining        Exercise        December 31,      Exercise
       Price             1997          Contractual Life       Price             1997            Price
    -----------   ------------------   ----------------    -----------    ----------------    ---------
  $ .75 - $1.00      1,020,975           8.45 years          $  .77            257,421         $  .77
  $1.01 - $1.75        166,122           4.33 years            1.50             95,000           1.50
  $1.76 - $2.50        183,352           9.83 years            2.27
                     ---------                                                 -------
                     1,370,449           8.13 years            1.06            352,421            .97
                     =========                                                 =======

NOTE 10 - EMPLOYEE BENEFITS

During 1996, the Company established a 401(k) plan for its employees. This plan is funded jointly by employee and employer contributions. Employees are allowed to contribute up to 15% of their salary subject to an overall limitation. The Company contributes 20% of the amount contributed by employees, limited to 5% of the employee's salary. Employer contributions to this plan for the year ended December 31, 1997 and 1996 totaled $7,801 and $3,314 respectively.

In December 1996, the Board of Directors approved an Employee Stock
Purchase Plan and reserved 150,000 shares of the Company's common stock. The Company has issued 18,733 shares under the Plan as of December 31, 1997.

In March 1997, the Board of Directors authorized establishing a Section 125 Cafeteria Plan for the Company's employees.

NOTE 11 - CASH FLOW INFORMATION

Non cash investing and financing activities excluded from the statements of cash flows consist of property and equipment acquired under capital leases totaling $104,390 for the year ended December 31, 1996. Net cash provided by operating activities includes interest payments of $23,169 and $39,187 for the years ended December 31, 1997 and 1996, respectively. The Company made income tax payments of $35,425 and $25,000 during 1997 and 1996 respectively.

NOTE 12 - MAJOR CUSTOMERS

The Company has no customer exceeding 10% of total revenues for the year ended December 31, 1997. Revenues from several contracts with the U.S. Naval and two Veterans Administration hospitals aggregated approximately $928,000 for the year ended December 31, 1996. Revenues exceeding 10% of total revenues from one nonprofit hospital group aggregated approximately $867,000 for the year ended December 31, 1996. Revenues exceeding 10% of total revenues from one for-profit hospital group aggregated approximately $750,000 for the year ended December 31, 1996.

NOTE 13 -  EARNINGS PER SHARE DISCLOSURE

                                                               Income           Shares        Per Share
                                                             (Numerator)     (Denominator)      Amount
                                                              ---------        ---------        -------
For Year Ended December 31, 1997
Basic earnings per share
    Income available to common stockholders                   $ 616,266        6,259,765        $   .10

Effect of Dilutive Securities
    Stock options                                                                568,018
                                                              ---------        ---------        -------

Diluted earnings per share
    Income available to common stockholders, including
    assumed conversions                                       $ 616,266        6,827,783        $   .09
                                                              =========        =========        =======


For Year Ended December 31, 1996
Basic earnings per share
    Income available to common stockholder                    $ 439,667        6,257,480        $   .07

Effect of Dilutive Securities
    Stock options                                                                 95,188
                                                              ---------        ---------        -------
Diluted earnings per share
    Income available to common stockholders, including
    assumed conversions                                       $ 439,667        6,352,668        $   .07
                                                              =========        =========        =======

Options to purchase 183,550 shares of common stock at $2.25 to $2.38 per share were outstanding during October to December, 1997 but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares. The options, which expire from October to December, 2007, were still outstanding at the end of 1997.

NOTE 14 - COMMITMENTS

The Company rents office space under two agreements that expire August 31, 1999 and October 31, 1999. DDI leases an automobile under a three year operating lease through July 1998 at a cost of $461 per month. The Company also leases a copier under a three year operating lease through March 18, 2000 at a cost of $554 per month.

The future minimum lease payments under capital leases (see Note 8) and non-cancelable operating leases for office space, equipment, and automobile as of December 31, 1997 are as follows:

                                               Capital        Operating
                                               Leases           Leases          Total
                                             ---------        ---------       ---------
Year Ending December 31,
      1998                                   $  25,448        $ 101,693       $ 127,141
      1999                                       --              72,845          72,845
      2000                                       --               1,661           1,661
                                             ---------        ---------       ---------
      Total minimum lease payments              25,448        $ 176,199       $ 201,647
                                                              =========       =========

      Amount representing interest              (1,134)
                                             ---------
      Present value of net minimum
        lease payments                       $  24,314
                                             =========

Rent expense under operating leases for the years ended December 31, 1997 and 1996 totaled $96,356 and

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The following unaudited pro forma combined financial information combines the historical statements of operations of MedQuist and DDI (the "Combined Company") after giving effect to the Merger, as if the Merger had occurred on January 1, 1995, and the historical balance sheets of the Combined Company as if the Merger had occurred on March 31, 1998, in each case using the "pooling of interests" method of accounting. The following unaudited pro forma information should be read in conjunction with the historical financial statements of each of MedQuist and DDI.

The pro forma amounts are presented for informational purposes only and are not necessarily indicative of the results of operations of the combined company that would have actually occurred had the Merger been consummated as of January 1, 1995 or of the financial condition of the combined company had the Merger been consummated as of March 31, 1998 or of the future results of operations or financial condition of the combined company. The pro forma information does not reflect any synergies anticipated as a result of the Merger, in particular the elimination of costs associated with DDI's status as a public company and other administrative savings. There can be no assurances that such synergies will be realized. In addition, the pro forma statement of operations data does not reflect transaction costs related to the Merger and the pro forma information does not reflect other costs associated with combining the companies, if any, which cannot currently be estimated.

                              The Combined Company
              Unaudited Pro Forma Combined Statement of Operations
                    For The Three Months Ended March 31, 1998
                    (In thousands, except per share amounts)

                                                                                                   Pro Forma
                                                                                           --------------------------
                                                             MedQuist         DDI          Adjustments       Combined
                                                             -------        -------        -----------       --------
Revenues                                                     $27,396        $ 2,997        $  --              $30,393
Cost and expenses:
   Cost of revenues                                           20,211          1,961            590 (a)         22,762
   Selling, general and administrative                         1,357            716           (716)(a)          1,357
   Depreciation                                                1,075           --              126 (a)          1,201
Amortization                                                     440           --             --                  440
                                                             -------        -------        -----------        -------
         Total operating expenses                             23,083          2,677           --               25,760
                                                             -------        -------        -----------        -------
Operating income                                               4,313            320           --                4,633
Interest expense                                                  14           --             --                   14
                                                             -------        -------        -----------        -------
Income before income taxes                                     4,299            320           --                4,619
Income tax provision                                           1,655            123           --                1,778
                                                             -------        -------        -----------        -------
Net income                                                   $ 2,644        $   197        $  --              $ 2,841
                                                             =======        =======        ===========        =======
Net income per share:
Basic                                                        $  0.12                                          $  0.13
Diluted
                                                                0.12                                             0.12

Weighted average shares outstanding:
Basic                                                         21,742                            906 (b)         22,648

Diluted                                                       22,970                            986 (b)         23,956

----------
(a) Represents reclassifications to conform DDI's selling, general and administrative expenses to MedQuist's financial reporting presentation.

(b) Represents the DDI weighted average shares outstanding for the period adjusted for the Exchange Ratio of 0.1440899

                              The Combined Company
              Unaudited Pro Forma Combined Statement of Operations
                   For The Three Months Ended March 31, 1997
                    (In thousands, except per share amounts)

                                                                                                     Pro Forma
                                                                                             --------------------------
                                                             MedQuist         DDI            Adjustments        Combined
                                                             -------        -------          -----------        --------
Revenues                                                         $18,621        $ 1,994        $  --              $20,615
Cost and expenses:
  Cost of revenues                                                13,714          1,275            450 (a)         15,439
  Selling, general and administrative                              1,059            524           (524)(a)          1,059
  Depreciation                                                       754           --               74 (a)            828
  Amortization                                                       350           --             --                  350
                                                                 -------        -------        -----------       --------
         Total operating expenses                                 15,877          1,799           --               17,676
                                                                 -------        -------        -----------       --------
Operating income                                                   2,744            195           --                2,939
Interest expense                                                      63              4           --                   67
                                                                 -------        -------        -----------       --------
Income taxes                                                       2,681            191           --                2,872
Income tax provision                                               1,046             72           --                1,118
                                                                 -------        -------        -----------       --------
 Net Income                                                      $ 1,635        $   119         $ --              $ 1,754
                                                                 =======        =======        ===========       ========


 Net income per share:
 Basic                                                           $  0.08                                          $  0.08
 Diluted
                                                                    0.07                                             0.08

Weighted average shares outstanding:
 Basic                                                            20,680                           902 (b)         21,582

 Diluted                                                          22,262                           902 (b)         23,164

----------
(a) Represents reclassifications to conform DDI's selling, general and administrative expenses to MedQuist's financial reporting presentation.

(b) Represents the DDI weighted average shares outstanding for the period adjusted for the Exchange Ratio of 0.1440899

                              The Combined Company
              Unaudited Pro Forma Combined Statement of Operations
                      For The Year Ended December 31, 1997
                    (In thousands, except per share amounts)



                                                                                                     Pro Forma
                                                                                               ----------------------
                                                                MedQuist          DDI          Adjustments   Combined
                                                                 -------        -------        -----------   --------
      Revenues                                                   $84,590        $10,026        $  --          $94,616
      Cost and expenses:
        Cost of revenues                                          62,282          6,398          2,226 (a)     70,906
        Selling, general and administrative                        4,620          2,598         (2,598)(a)      4,620
        Depreciation                                               3,568           --              372 (a)      3,940
        Amortization                                               1,517           --             --            1,517
                                                                 -------        -------        -----------    -------
            Total operating expenses                              71,987          8,996           --           80,983
                                                                 -------        -------        -----------    -------
      Operating income                                            12,603          1,030           --           13,633
      Interest expense                                               173             21           --              194
                                                                 -------        -------        -----------    -------
      Income before income taxes                                  12,430          1,009           --           13,439
      Income tax provision                                         4,799            393           --            5,192
                                                                 -------        -------        -----------    -------
      Net income                                                  $7,631        $   616        $  --          $ 8,247
                                                                 =======        =======        ===========    =======

      Net income per share:
      Basic                                                       $ 0.36           --             --          $  0.38
      Diluted
                                                                    0.34           --             --             0.35

      Weighted average shares outstanding:
      Basic                                                       21,680           --              902 (b)     21,908
      Diluted                                                     22,556           --              984 (b)     23,540

----------

(a) Represents reclassifications to conform DDI's selling, general and administrative expenses to MedQuist's financial reporting presentation.

(b) Represents the DDI weighted average shares outstanding for the period adjusted for the Exchange Ratio of 0.1440899

                              The Combined Company
              Unaudited Pro Forma Combined Statement of Operations
                    For The Year Ended December 31, 1996
                    (In thousands, except per share amounts)



                                                                                                                Pro Forma
                                                                                                    --------------------------------
                                                                  MedQuist            DDI           Adjustments             Combined
                                                                  --------          --------        -----------             --------

Revenues                                                          $ 61,480          $  6,937          $   --                $ 68,417
Cost and expenses:
  Cost of revenues                                                  45,591             4,490             1,435 (a)            51,516
  Selling, general and administrative                                3,579             1,717            (1,717)(a)             3,579
  Depreciation                                                       2,468              --                 282 (a)             2,750
  Amortization                                                       1,176              --                --                   1,176
                                                                  --------          --------          --------              --------
         Total operating expenses                                   52,814             6,207              --                  59,021
                                                                  --------          --------          --------              --------
Operating income                                                     8,666               730              --                   9,396
                                                                  --------          --------          --------              --------
Interest expense                                                     1,649                37              --                   1,686
                                                                  --------          --------          --------              --------
Income before income taxes                                           7,017               693              --                   7,710
Income tax provision                                                 2,833               253              --                   3,086
                                                                  --------          --------          --------              --------
Net income (c)                                                    $  4,184          $    440          $   --                $  4,624
                                                                  ========          ========          ========              ========
Net income per share (c):
Basic                                                             $   0.26                                                  $   0.27
Diluted                                                               0.23                                                      0.24
Weighted average shares outstanding:
 Basic                                                              16,114                             902 (b)                17,016
 Diluted                                                            18,006                             902 (b)                18,908

-----------------------------------------------------------------

(a) Represents reclassifications to conform DDI's selling, general and administrative expenses to MedQuist's financial reporting presentation.

(b) Represents the DDI weighted average shares outstanding for the period adjusted for the Exchange Ratio of 0.1440899

(c) Net income and net income per share does not include a $707 non-recurring deduction from net income available to common shareholders related to the issuance of 128 shares of MedQuist common stock to induce a warrant holder to exercise. See Note 8 of Notes to Consolidated Financial Statements of MedQuist.

                              The Combined Company
              Unaudited Pro Forma Combined Statement of Operations
                      For The Year Ended December 31, 1995
                    (In thousands, except per share amounts)



                                                                                                                   Pro Forma
                                                                                                        ----------------------------
                                                                          MedQuist          DDI         Adjustments         Combined
                                                                         --------         -------       -----------          -------

Revenues                                                                  $45,127         $ 5,058         $  --              $50,185
Cost and expenses:
  Cost of revenues                                                         33,711           3,443           1,036 (a)         38,190
  Selling, general and administrative                                       4,325           1,284          (1,284)(a)          4,325
  Depreciation                                                              1,862            --               248 (a)          2,110
  Amortization                                                                496            --              --                  496
                                                                          -------         -------         -------            -------
         Total operating expenses
                                                                           40,394           4,727            --               45,121
                                                                          -------         -------         -------            -------
Operating income                                                            4,733             331            --                5,064
Interest expense
                                                                            3,695              25            --                3,720
                                                                          -------         -------         -------            -------
Income before income taxes                                                  1,038             306            --                1,344
Income tax provision                                                          431             202            --                  633
                                                                          -------         -------         -------            -------
Income from continuing operations (c)                                     $   607         $   104         $  --              $   711
                                                                          =======         =======         =======            =======


Income from continuing operations per share (c):
 Basic                                                                    $  0.09                                            $  0.09
 Diluted
                                                                             0.08                                               0.08
Weighted average shares outstanding:
 Basic                                                                      6,970                             902 (b)          7,872
 Diluted                                                                    7,522                             902 (b)          8,424

-------------------------------------------

(a) Represents reclassifications to conform DDI's selling, general and administrative expenses to MedQuist's financial reporting presentation.

(b) Represents the DDI weighted average shares outstanding for the period adjusted for the Exchange Ratio of 0.1440899.

(c) On November 14, 1995, MedQuist executed a letter of intent to sell its receivables management business, which was accounted for as a discontinued operation. Income from continuing operations excludes a net loss from discontinued operations of $1,729. See Note 3 of Notes to Consolidated Financial Statements of MedQuist.

                              The Combined Company
                   Unaudited Pro Forma Combined Balance Sheet
                                 March 31, 1998
                                 (In thousands)


                                                                                                   Pro Forma
                                                                                          ---------------------------
                                                        MedQuist           DDI            Adjustments        Combined
                                                        --------        --------          -----------        --------
ASSETS
Current assets:
  Cash and cash equivalents                             $ 13,609        $    171        $       --          $ 13,780
  Accounts receivable, net                                19,770           1,481                --            21,251
  Prepaid expenses and other                                 839              56                --               895
                                                        --------        --------            --------        --------
         Total current assets                             34,218           1,708                --            35,926
Property and equipment, net                               10,024           1,863                --            11,887
Intangible assets, net                                    48,132            --                  --            48,132
Other assets                                                 545            --                  --               545
                                                        --------        --------            --------        --------
                                                          92,919           3,571                --            96,490
                                                        ========        ========            ========        ========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt                     $    429        $    235        $   --              $    664
  Accounts payable                                         1,073             399            --                 1,472
  Accrued payroll                                          3,813             419            --                 4,232
  Accrued expenses `                                       3,427             269             750(a)            4,446
                                                        --------        --------            --------        --------
         Total current liabilities                         8,742           1,322             750              10,814
Long-term debt                                                52            --              --                    52
Other liabilities                                            520            --              --                   520
Deferred income taxes                                      2,282             290            --                 2,572
Shareholders' equity:
Common stock                                                --                63             (63)(b)            --
Additional paid-in capital                                61,790             673              63 (b)          62,526
Retained earnings                                         19,533           1,223            (750)(a)          20,006
                                                        --------        --------            --------        --------
         Total shareholders' equity                       81,323           1,959            (750)             82,532
                                                        --------        --------            --------        --------
                                                        $ 92,919        $  3,571        $         --        $ 96,490
                                                        ========        ========            ========        ========

-----------------------------------------------------------------

(a) To record accrued expenses associated with the Merger relating to the estimated merger and transaction costs.

(b) Represents the exchange of DDI common stock for MedQuist no par common stock and the elimination of the DDI common stock.